   As filed with the Securities and Exchange Commission on November 14, 1997

                                                       Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ---------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Scientific-Atlanta, Inc.

            (Exact Name of Registrant as Specified in Its Charter)

                 GEORGIA                                 58-0612397
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)

     ONE TECHNOLOGY PARKWAY, SOUTH                       30092-2967
          NORCROSS, GEORGIA                              (Zip Code)
(Address of Principal Executive Offices)


                           SCIENTIFIC-ATLANTA, INC.
               STOCK PLAN FOR NON-EMPLOYEE DIRECTORS, AS AMENDED
                           (Full Title of the Plan)


     James F. McDonald           Please address a copy of all communications to:
  Chief Executive Officer
  Scientific-Atlanta, Inc.                  William E. Eason, Jr., Esq.
One Technology Parkway, South                Scientific-Atlanta, Inc.
  Norcross, Georgia 30092                 One Technology Parkway, South
(Name and Address of Agent                   Norcross, Georgia  30092
        For Service)                        Telephone:  (770) 903-5000

      (770) 903-5000
(Telephone Number, Including
Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                              Proposed       Proposed
 Title of                     Maximum        Maximum
Securities       Amount       Offering       Aggregate   Amount of
  to be          to be        Price          Offering    Registration
Registered       Registered   Per Share(1)   Price       Fee
-------------------------------------------------------------------------------

Common
Stock, Par
Value $0.50       300,000      $20.125      $6,037,500     $1,830
Per Share         shares
--------------------------------------------------------------------------------

(1) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the high and low sale prices ($20.125 per share) of the Common Stock of the Registrant on the New York Stock Exchange on November 11, 1997.

                     STATEMENT UNDER GENERAL INSTRUCTION E

                     REGISTRATION OF ADDITIONAL SECURITIES

        This Registration Statement pertains to additional shares of Registrant's common stock that may be issued pursuant to the Scientific-Atlanta, Inc. Stock Plan for Non-Employee Directors, as amended effective November 12, 1997 (the "Amended Stock Plan"). The Amended Stock Plan was effective November 12, 1997 and unless otherwise noted herein, the contents of Registrant's Form S-8 Registration Statement (File No. 33-64065) relating to Registrant's Stock Plan for Non-Employee Directors prior to its amendment are incorporated by reference into this Registration Statement on Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS

       The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number         Description of Exhibit
--------------         ----------------------

    4 Scientific-Atlanta, Inc. Stock Plan for Non-Employee Directors, As Amended Effective November 12, 1997

    5 Opinion of William E. Eason, Jr., General Counsel and Senior Vice President of Registrant, as to the legality of the securities being registered

   23.1           Consent of Arthur Andersen LLP

   23.2 Consent of William E. Eason, Jr. (included in the opinion filed as Exhibit 5)

   24             Power of Attorney authorizing James F. McDonald and Harvey A.
                  Wagner to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gwinnett County, State of Georgia, on this 14th day of November, 1997.


                                 SCIENTIFIC-ATLANTA, INC.

                                 By: /s/ James F. McDonald
                                    -----------------------------------------
                                    JAMES F. MCDONALD, PRESIDENT AND
                                    CHIEF EXECUTIVE OFFICER


                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. McDonald and Harvey A. Wagner, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ James F. McDonald                                 November 14, 1997
-----------------------------------------------       -----------------
JAMES F. MCDONALD, PRESIDENT AND CHIEF                Date
EXECUTIVE OFFICER AND DIRECTOR
(PRINCIPAL EXECUTIVE OFFICER)



/s/ Harvey A. Wagner                                  November 14, 1997
-----------------------------------------------       -------------------
HARVEY A. WAGNER, SENIOR VICE PRESIDENT-              Date
FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER
(PRINCIPAL FINANCIAL OFFICER)



/s/ Julian W. Eidson                                  November 14, 1997
-----------------------------------------------       -----------------
JULIAN W. EIDSON                                      Date
VICE PRESIDENT AND CONTROLLER
(PRINCIPAL ACCOUNTING OFFICER)



                      [Signatures continued on next page]

                  [Signatures continued from preceding page]



/s/ Marion H. Antonini                    November 14, 1997
------------------------------------      -----------------
MARION H. ANTONINI                        Date
DIRECTOR



/s/ William E. Kassling                   November 14, 1997
------------------------------------      -----------------
WILLIAM E. KASSLING                       Date
DIRECTOR


/s/ Wilbur Branch King                    November 14, 1997
------------------------------------      -----------------
WILBUR BRANCH KING                        Date
DIRECTOR


/s/Mylle Bell Mangum                      November 14, 1997
------------------------------------      -----------------
MYLLE BELL MANGUM                         Date
DIRECTOR


/s/ Alonzo L. McDonald                    November 14, 1997
------------------------------------      -----------------
ALONZO L. MCDONALD                        Date
DIRECTOR


/s/ David J. McLaughlin                   November 14, 1997
------------------------------------      -----------------
DAVID J. MCLAUGHLIN                       Date
DIRECTOR


/s/ James V. Napier                       November 14, 1997
------------------------------------      -----------------
JAMES V. NAPIER                           Date
DIRECTOR


/s/ Sam Nunn                              November 14, 1997
------------------------------------      -----------------
SAM NUNN                                  Date
DIRECTOR

                                 EXHIBIT INDEX


Exhibits
--------

4 Scientific-Atlanta, Inc. Stock Plan for Non-Employee Directors, As Amended Effective November 12, 1997

5 Opinion of William E. Eason, Jr., General Counsel and Senior Vice President of Registrant, as to the legality of the securities being registered

23.1    Consent of Arthur Andersen LLP

23.2    Consent of William E. Eason, Jr. (included in the opinion filed as
        Exhibit 5)

24 Power of Attorney authorizing James F. McDonald and Harvey A. Wagner to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)